Exhibit 5.1

December 22, 2025 Terrestrial Energy Inc. 2730 W. Tyvola Road, Suite 100 Charlotte, NC 28217

Re:	Terrestrial Energy Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Terrestrial Energy Inc., a Delaware corporation (the “Company”), in connection with the filing of that certain Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on or about December 22, 2025. The Registration Statement relates to the registration of:

A.	the issuance by the Company of up to 18,776,119 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), consisting of:
(i)	up to 8,117,599 shares of Common Stock (the “Private Warrant Shares”) that are issuable upon the exercise of Private Placement Warrants, each initially exercisable at $11.50 per share; and
(ii)	up to 10,658,520 shares of Common Stock (the “Legacy Warrant Shares”) that are issuable upon the exercise of Legacy Terrestrial Warrants, exercisable at an exercise price of $2.24 per share; and
B.	the offer and sale and/or resale from time to time by the selling securityholders named in the Registration Statement of an aggregate of up to:
(i)	5,000,000 shares of Common Stock (the “PIPE Shares”) which were issued to certain Selling Securityholders pursuant to the PIPE Subscription Agreements;
(ii)	5,675,000 shares of Common Stock (the “Founder Shares”) which were issued to the Sponsor and its transferees pursuant to the Sponsor Share Conversion and the Domestication;
(iii)	8,117,599 Private Warrant Shares that are issuable upon the exercise of Private Placement Warrants; and
(iv)	1,267,599 Private Placement Warrants issued in connection with the conversion of outstanding Working Capital Loans (the “Resale Warrants”):

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Registration Statement.

In connection herewith, we have examined:

(i)	the Registration Statement;
(ii)	the Business Combination Agreement, as amended;
(iii)	the Certificate of Merger of Merger Sub with and into Legacy Terrestrial Energy;

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(iv)	the Plan of Domestication;
(v)	the Certificate of Corporate Domestication of HCM II;
(vi)	the Specimen Common Stock Certificate of the Company;
(vii)	the Amended and Restated Registration Rights Agreement, dated as of October 28, 2025, by and among the Company, Cantor Fitzgerald & Co. and HCM Investor Holdings II, LLC;
(viii)	the Amended and Restated Warrant Agreement, dated October 28, 2025, by and between HCM II and Continental Stock Transfer & Trust Company, as warrant agent;
(ix)	the Specimen Warrant Certificate of the Company;

(x)the Assignment and Assumption Agreement dated October 28, 2025 by and between Legacy Terrestrial Energy and HCM II Acquisition Corp.;

(xi)	the form of PIPE Subscription Agreement; and
(xii)	resolutions adopted by the Board of Directors of the Company on March 25, 2025, October 26, 2025, and October 28, 2025.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the Bylaws, as amended, of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, duly executed and delivered and countersigned by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

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1.The Private Warrant Shares have been duly authorized and, when delivered upon exercise of the Private Warrants and payment of the exercise price therefor, in accordance with the terms and conditions set forth in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

3.The Legacy Warrant Shares have been duly authorized and, when delivered upon exercise of the Legacy Terrestrial Warrants and payment of the exercise price therefor, in accordance with the terms and conditions set forth in the Registration Statement and the Legacy Terrestrial Warrants, will be validly issued, fully paid and non-assessable.

4.The PIPE Shares have been duly authorized and are validly issued, fully paid and non-assessable.

5.The Founders Shares have been duly authorized and are validly issued, fully paid and non-assessable.

6.The Resale Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Resale Warrants and the Warrant Agreement under the laws of the State of New York, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

Our opinions herein reflect only the application of (i) the General Corporation Law of the State of Delaware; (ii) to the extent required in connection with our opinions in paragraph 5, the applicable laws of the State of New York. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Bryan Cave Leighton Paisner LLP
Bryan Cave Leighton Paisner LLP